                                                                    EXHIBIT 10.6

                               LICENSE AGREEMENT



     THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of December 1, 1993 (the "Effective Date") between Applied Imaging Corporation, a California corporation with an address at 2340A Walsh Avenue, Bldg. F, Santa Clara, California 95051 ("AIC") and Chronomed, Inc., a Delaware corporation with an address at 1755 E. Bayshore Road, Suite 23A, Redwood City, California 94063 ("Chronomed").


                                    RECITALS

     A. Chronomed owns all right, title and interest in the Patent Rights and Related Technology Information (as defined below) and desires to license such Patent Rights to AIC.

     B. AIC desires to obtain such a license on an exclusive basis in the Field (as defined below), under the terms and condi tions set forth below.

     NOW THEREFORE, the parties agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  "Field" means evaluation of genetic materials, or nucleic acids within
           -----
cells, by any means.

     1.2  "Patent Rights" means U.S. Patent Application S.N. 08/940,840,
           -------------
entitled "Methods and Procedures for Preparing Red Blood Cell Fractions", and any continuations, continuations-in-part, substitutions and divisionals, any foreign counterpart applications of the preceding filed in any country or under any treaty, and any patents issuing on any of the preceding applications, including reissues and re-examinations.

     1.3  "Related Technical Information" means any unpublished research and
           -----------------------------
development information, unpatented inventions, trade secrets, know-how, and all preclinical, clinical and other techni cal data relating to the Field owned by Chronomed or which Chronomed has the right to license or sublicense.

     1.4  "Licensed Products" means any product or part thereof whose
           -----------------
manufacture, use, or sale would infringe a claim of a patent or patent application within the Patent Rights in the Field, but for the license granted herein.

                                   ARTICLE 2

                                GRANT OF RIGHTS
                                ---------------

     2.1  License.  Chronomed hereby grants to AIC an irrevocable, exclusive,
          -------
worldwide license under the Patent Rights and Related Technical Information, with the right to grant and authorize sublicenses, to make, use and sell products, to practice any process, method or procedure, and to otherwise exploit the Patent Rights and Related Technical Information within the Field.

     2.2  Disclosure of Technology.  Promptly after execution of this Agreement
          ------------------------
and during the term of this Agreement, Chronomed shall provide AIC copies of all patent applications within the Patent Rights, all correspondence and written materials related thereto, and all Related Technical Information, together with any physical embodiments of the Patent Rights and/or Related Technical Information, all as reasonably requested by AIC. Subject to Article 5 below, AIC may use and disclose such information and embodiments as it deems appropriate.


                                   ARTICLE 3

                                 CONSIDERATION
                                 -------------

     In consideration for the license and rights granted herein, on the Effective Date, AIC agrees to pay to Chronomed the sum of one thousand U.S. dollars ($1,000).


                                   ARTICLE 4

                                    PATENTS
                                    -------

     4.1  Prosecution.  Chronomed shall have the initial right, at its option
          -----------
and expense, to control the filing for, prosecution and maintenance of the Patent Rights; provided, however, Chronomed shall consult with AIC regarding the prosecution of the patent applications within the Patent Rights, including without limita tion, by providing AIC a reasonable opportunity to review and comment on all proposed submissions to any patent office before submittal, and keep AIC reasonably informed as to the status of the

Patent Rights by promptly providing AIC copies of all communica tions relating to the Patent Rights received from any patent office or foreign associate. Chronomed shall not delegate its responsibilities under this Section 4.1 to any person except pursuant to Section 4.2 below.

     4.2  Prosecution by Chronomed.  If Chronomed fails or declines to file or
          ------------------------
diligently prosecute any patent application within the Patent Rights relating to the Field or maintain any patent within the Patent Rights relating to the Field in any country within thirty (30) days of a written request by AIC to do so, or Chronomed notifies AIC that it will not prepare, prosecute or maintain any such patent application or patent within the Patent Rights, AIC shall have the right to file and prosecute any such application, and/or maintain any such patent, at its own expense, using patent counsel of its choice, and Chronomed shall cooperate fully with AIC in connection with such activities, at AIC's request and expense. AIC's rights under this Section 4.2 shall not alter Chronomed's worldwide ownership of the Patent Rights and Related Technical Information.

     4.3  Infringement Claims.  If the production, sale or use of Licensed
          -------------------
Products results in any claim for patent infringement against AIC, each party shall promptly notify the other party hereto in writing. As between the parties to this Agreement, AIC shall have the right to defend and control the defense of any such claim against AIC, at its own expense by counsel of its own choice.

     4.4  Enforcement of Patent Rights.  If either party hereto becomes aware
          ----------------------------
that any Patent Rights are infringed by any third party, such party shall promptly notify the other party hereto in writing describing the facts relating thereto in reasonable detail. In the event that any Patent Rights in the Field are infringed by such third party, AIC shall have the exclusive right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement, including any declaratory judgment action, at its expense using counsel of its choice. Any amounts recovered from third parties in so enforcing the Patent Rights in the Field shall be retained by AIC.

       In the event that any Patent Rights with application both in and outside of the Field are infringed by a third party, the parties hereto shall promptly confer regarding what steps will be taken to cease such infringement; provided, however, in the event that Chronomed and AIC are unable to agree on such steps within sixty (60) days of notice of such infringement AIC shall have the right to institute, prosecute and control any action or proceeding with respect to such infringement, at its expense using counsel of its choice. In the event that Chronomed or any other licensee of the Chronomed Patent Rights initiates or becomes involved in any action, suit or proceeding with respect to the Chronomed Patent Rights with application both in and outside the Field, AIC shall have the right to participate in any such action, at its own expense, using counsel of its choice. AIC shall cooperate reasonably with Chronomed and any other licensee of such Patent Rights in any such action, suit or proceeding. Any amounts recovered from third parties in so enforcing the Patent Rights shall be used first to reimburse the parties for their costs associated with such action suit or proceeding (including attorneys' and expert fees) and any remainder divided equally between Chronomed and the parties participating in such suit.

     4.5  Chronomed Participation.  In Chronomed's sole discretion, Chronomed
          -----------------------
shall be entitled to participate at its expense through counsel of its choosing in any legal action by or against AIC involving the Patent Rights; provided that control of such action shall, at AIC's option, remain with AIC. Chronomed shall cooperate with AIC, at AIC's expense, in pursuing or defending any action with respect to the Patent Rights, including without limitation joining as a party plaintiff and executing such documents as AIC deems may reasonably be necessary.


                                   ARTICLE 5

                                CONFIDENTIALITY
                                ---------------

     5.1  Nondisclosure.  Except as otherwise provided in this Agreement, each
          -------------
party (the "Receiving Party") shall hold in confi dence and not disclose to any third party any business or technical information that is disclosed to it by the other party in a tangi ble form marked "Confidential" or that is disclosed to it orally contemporaneously with a statement of such confidentiality and confirmed in writing as confidential within thirty (30) days after its initial disclosure ("Confidential Information"). Unless otherwise agreed by the parties, Confidential Information shall also include all oral or written disclosures relating to the Patent Rights or Related Technical Information regardless of whether such materials have been marked "Confidential" or otherwise designated confidential at the time of disclosure. Each party shall limit access to Confidential Information disclosed to it to those of its employees and sublicensees who need to have access to such informa tion and shall cause each such employee or sublicensee to enter into an agreement whereby such employee agrees not to use the Confidential Information other than in accordance with this Agreement and agrees to maintain the confidential proprietary nature of the Confidential Information. Notwithstanding the foregoing, AIC may disclose any Related Technical Information that it receives from Chronomed to actual or prospective sublicensees or to other third parties with whom AIC is considering or has entered into a business relationship, which are similarly bound in writing under a reasonable confidentiality agreement.

     5.2  Exceptions.  Notwithstanding the above, neither party shall have any
          ----------
obligations to the other party hereto with regard to any Confidential Information which:

          (i) was generally known and available in the public domain at the time it was disclosed, or becomes generally known and available in the public domain through no fault of the Receiving Party;

          (ii) was known to the Receiving Party at the time of disclosure as shown by the files of the Receiving Party in existence at the time of disclosure;

          (iii) is disclosed in accordance with the prior written approval of the disclosing party, but only to the extent of such approval;

          (iv) was independently developed by the Receiving Party without any use of the Confidential Information and by employees or other agents of the Receiving Party who have not been exposed to the Confidential Information;

          (v) becomes known to the Receiving Party from a source other than the discloser without breach of this Agreement by the Receiving Party and in a manner which is otherwise not in violation of the discloser's rights;

          (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, pro vided, that the Receiving Party shall provide reasonable advance notice thereof to enable the owner to seek a protective order or otherwise prevent such disclosure; or

          (vii) is disclosed to banks or another financing source (or their advisors) or in connection with a merger, acquisition or securities offering, subject to a non-disclosure agreement.

                                   ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

   6.1  Chronomed.  Chronomed represents and warrants that: (i) it has the full
        ---------
right and authority to enter into this Agree ment and grant the rights and licenses granted herein; (ii) to the best of its knowledge, as of the Effective Date it owns all right, title and interest in the Patent Rights and Related Technical Information; (iii) it has not previously granted and will not grant any rights in the Patent Rights in the Field and Related Technical Information, or any portion thereof, that are inconsistent with the rights and licenses granted to AIC herein; (iv) to the best of its knowledge, as of the Effective Date there are no existing or threatened actions, suits or claims pending against Chronomed with respect to the Patent Rights in the Field or the Related Technical Information; (v) to the best of its knowledge, as of the Effective Date AIC can commercialize the Licensed Products in the Field without infringing any intellectual property right owned by or licensed to Chronomed; (vi) to the best of its knowledge, as of the Effective Date the Patent Rights in the Field and Related Technical Information are free and clear of all liens, encumbrances, security interests and restrictions on license and (vii) Chronomed shall retain control of the prosecution of the Patent Rights and not delegate its responsibilities in such regard to any person other than AIC.

   6.2  Effect of Representations and Warranties.  It is understood that if the
        ----------------------------------------
representations and warranties under this Article 6 are not materially true and accurate and AIC incurs liabilities, costs or other expenses as a result of such falsity, Chronomed shall indemnify and hold AIC harmless from and against any such liabilities, costs or expenses incurred, provided that Chronomed receives prompt notice of any claim against AIC resulting from or related to such falsity and the sole right to control the defense or settlement thereof.

   6.3  Limitation.  AIC acknowledges that the Patent Rights have applications
        ----------
which extend outside the Field. AIC and Chronomed understand that Chronomed cannot assure AIC that any of the Licensed Products can be successfully developed to completion or that third parties have not independently developed the technology disclosed in Patent Rights or the Related Technical Information and obtained rights to such intellectual property. AIC also under stands that this license is not an assignment of Chronomed's ownership of the Patent Rights or its rights in the Related Technical Information. AIC acknowledges that no patents have been issued under the Patent Rights and no search for infringement has been conducted.


                                   ARTICLE 7

                             TERM AND TERMINATION
                             --------------------

   7.1  Term.  This Agreement shall become effective as of the Effective Date
        ----
and, unless earlier terminated pursuant to the other provisions of this Article 7, shall continue in full force and effect until the earlier of (i) the expiration of the last-to-expire patent within the Patent Rights; or (ii) twenty years from the Effective Date. AIC's rights to use and exploit the Patent Rights and Related Technical Information granted by Chronomed under Article 2 above shall survive the expiration of this Agreement.

   7.2  Termination for Breach.  In the event of a material breach of this
        ----------------------
Agreement, the nonbreaching party shall be entitled to terminate this Agreement by written notice to the breaching party, if such breach is not cured within ninety (90) days after written notice is given by the nonbreaching party to the breaching party specifying the breach. However, if the party alleged to be in breach of this Agreement disputes such breach within such ninety (90) day period, the nonbreaching party shall not have the right to terminate this Agreement unless it has been determined by an arbitration proceeding in accordance with Section 8.8 below that this Agreement was materially breached, and the breaching party fails to cure such breach within ninety (90) days after the conclusion of such arbitration proceeding.

   7.3  Termination by AIC.  Any provision herein notwithstanding, AIC may
        ------------------
terminate this Agreement, in its entirety or as to any particular country, at any time by giving Chronomed at least thirty (30) days prior written notice.

   7.4  Survival.
        --------

     (a) Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

     (b) Articles 5, 6 and 8 shall survive the expiration and any termination of this Agreement.


                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

   8.1  Governing Law.  This Agreement shall be interpreted and construed in
        -------------
accordance with the laws of the State of California, without regard to conflicts of law principles.

   8.2  Waiver.  It is agreed that no waiver by either party hereto of any
        ------
breach or default of any of the covenants or agree ments herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

   8.3  Assignment.  This Agreement shall not be assignable by either party
        ----------
without the written consent of the other party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, AIC may transfer and assign this Agreement, without the other party's consent, to an entity that succeeds to substantially all of the business or assets to which this Agreement pertains whether by merger, acquisition or sale.

   8.4  Independent Contractors.  The relationship of the parties hereto is that
        -----------------------
of independent contractors. Neither party hereto is an agent, partner or joint venturer of the other for any purpose.

   8.5  Notices.  Any notice required or permitted to be given to the parties
        -------
hereto shall be deemed to have been properly given if delivered in person or when received if mailed by first-class certified mail to the other party at the appropriate address as set forth above or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

   8.6  Severability.  In the event that any provision of this Agreement becomes
        ------------
or is declared by a court of competent jurisdic tion to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

   8.7  No Consequential Damages.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR
        ------------------------
SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER.

   8.8  Arbitration.  Any dispute under this Agreement which is not settled by
        -----------
mutual consent, shall be finally settled by binding arbitration, conducted in accordance with the Licensing Agreement Rules of the American Arbitration Association, with a single arbitrator selected in accordance with such rules, in Santa Clara County, California. Judgment upon any award rendered by the arbitrator shall be non-appealable and may be entered in any court of competent jurisdiction.

   8.9  Complete Agreement.  It is understood and agreed between Chronomed and
        ------------------
AIC that this Agreement constitutes the entire agree ment, both written and oral, between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the parties hereto.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

       8.10  Counterparts and Headings.  This Agreement may be executed in
             -------------------------
counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement. All headings, the cover page and the table of contents in the Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation.

   IN WITNESS WHEREOF, both Chronomed and AIC have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year first above written.


APPLIED IMAGING CORPORATION            CHRONOMED, INC.


By: /s/ Abraham I. Coriat         By: /s/ Alex M. Saunders
    --------------------------        --------------------------

Name: Abraham I. Coriat           Name:  Alex M. Saunders
      ------------------------           -----------------------

Title:  CEO & Chairman            Title:  President
      ------------------------          ------------------------